Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

March 3, 2023

Board of Directors

Getty Realty Corp.

Two Jericho Plaza, Suite 110

Jericho, New York 11753

Re:	3,450,000 of Shares of Common Stock

Ladies and Gentlemen:

We have served as counsel to Getty Realty Corp., a Maryland corporation (the “Company”), in connection with (a) the sale of 3,450,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), pursuant to the Underwriting Agreement, dated as of February 28, 2023 (the “Underwriting Agreement”), by and among the Company, each of BofA Securities, Inc. and J.P. Morgan Securities LLC, as the underwriters and the forward sellers named therein, and each of Bank of America, N.A. and JPMorgan Chase Bank, National Association, as the forward purchasers named therein (together, in such capacity, the “Forward Purchasers”), and (b) the separate forward confirmations, dated as of February 28, 2023 (the “Initial Forward Sale Agreements”), by and among the Company and each Forward Purchaser, and the separate forward confirmations, dated as of March 1, 2023, by and among the Company and each Forward Purchaser (together with the Initial Forward Sale Agreements, the “Forward Sale Agreements”). The Shares include 450,000 shares of Common Stock being sold pursuant to the exercise of the option in Section 2(b) of the Underwriting Agreement.

The Shares have been registered on a Registration Statement on Form S-3 (Registration No. 333-251977) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 8, 2021.

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Registration Statement;

(b)

the Company’s base prospectus related to the Registration Statement, dated January 8, 2021 (the “Base Prospectus”), as supplemented by the Company’s prospectus supplement related to the Registration Statement, dated February 28, 2023, as filed with the Commission on March 2, 2023, pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”);

(c)	executed copies of the Underwriting Agreement and the Forward Sale Agreements;

Getty Realty Corp.

March 3, 2023

(d)

the Articles of Incorporation of the Company, together with all amendments and supplements thereto filed through the date hereof (the “Charter”), as certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), and by the Secretary of the Company to be in effect on the date hereof;

(e)	the Bylaws of the Company, as amended to the date hereof, as certified by the Secretary of the Company to be in effect on the date hereof;

(f)

resolutions adopted by the Board of Directors of the Company (the “Board”) on January 8, 2021, relating to the filing of the Registration Statement, and resolutions adopted by the Board and the Pricing Committee of the Board on February 27, 2023 and February 28, 2023, relating to, among other matters, (i) the offering and sale of the Shares and (ii) the authorization of the execution, delivery and performance by the Company of the Underwriting Agreement and each of the Forward Sale Agreements, as certified by the Secretary of the Company to be in effect on the date hereof (collectively, the “Resolutions”);

(g)	a good standing certificate for the Company, dated as of February 27, 2023, issued by the SDAT (the “Good Standing Certificate”); and

(h)	an executed copy of the certificate of the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters therein; and

(i)	such other documents as we have deemed necessary or appropriate to enable us to express the opinions set forth below.

In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of the Documents, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate. We further assume that (a) the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article VI of the Charter and (b) the Company will not issue any shares of Common Stock other than the Shares.

Getty Realty Corp.

March 3, 2023

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	The Company is a corporation validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

(2)

The Shares have been duly authorized and, when and to the extent issued against payment therefor in accordance with the Resolutions and the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The opinion in paragraph (1) with respect to the existence and good standing of the Company is based solely on the Good Standing Certificate.

(b)

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(c)

We do not express any opinion herein concerning any law other than the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”) and supplements our opinion dated January 8, 2021 previously filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)